PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Dan Rollins
Prosperity Bank Plaza	President and Chief Operating Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	dan.rollins@prosperitybanktx.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®
FIRST QUARTER EARNINGS UP 9.3%

•	1Q 2011 Earnings Per Share of $0.72 (diluted)
•	Linked quarter loan growth 2.5% (10.1% annualized)
•	Linked quarter deposit growth 4.9% (19.4% annualized)
•	Non-Performing Assets 0.16% of Average Earning Assets
•	Tangible Common Equity Ratio 6.03%

HOUSTON, April 14, 2011. Prosperity Bancshares, Inc.® NASDAQ: (PRSP), the parent company of Prosperity Bank®, reported net income for the three months ended March 31, 2011 of $33.878 million or $0.72 per diluted common share, an increase in net income of $2.880 million or 9.3%, compared with $30.998 million or $0.66 per diluted common share for the same period in 2010.

“Last fall, we challenged our associates to grow our loans and deposits.  Viewing the outstanding results for the first quarter, it appears our team is well on its way to achieving those goals” commented David Zalman, Chairman and Chief Executive Officer.

“With earnings up over 9%, linked quarter annualized loan growth in excess of 10% and linked quarter annualized deposit growth over 19%, I need to compliment all of our associates for their outstanding efforts. In addition, our asset quality has continued to improve with our non-performing asset ratio falling to 0.16% of average earning assets.  Our company is fortunate to be located in one of the fastest growing states in the nation with what we believe to be one of the best economies.  With our 175 full service locations across the state, we believe we are well positioned for continued growth” continued Zalman.

In addition to Prosperity’s GAAP (generally accepted accounting principles) financial reporting, Prosperity’s management includes certain non−GAAP financial measures to evaluate its performance. Specifically, Prosperity reviews return on average tangible common equity, tangible book value per share and the tangible equity to tangible assets ratio.  Prosperity has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented.  Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures.

Results of operations for the three months ended March 31, 2011

For the three months ended March 31, 2011, net income was $33.878 million compared with $30.998 million for the same period in 2010.  Net income per diluted common share was $0.72 for the three months ended March 31, 2011 and $0.66 for the same period in 2010. Returns on average assets, average common equity and average tangible common equity for the three months ended March 31, 2011 were 1.42%, 9.22% and 26.22%, respectively.  Prosperity’s efficiency ratio (excluding net gains and losses on the sale of assets) was 44.30% for the three months ended March 31, 2011.

Net interest income before provision for credit losses for the three months ended March 31, 2011 increased 3.4% to $80.413 million compared with $77.772 million during the same period in 2010.  The increase in net interest income was primarily due to growth in average earning assets of $626.685 million or 8.3% from $7.581 billion at March 31, 2010 to $8.208 billion at March 31, 2011.  The net interest margin on a tax equivalent basis decreased to 4.02% for the three months ended March 31, 2011 compared with 4.20% for the same period in 2010.   The tax equivalent net interest margin increased 3 basis points to 4.02% reported for the three months ended March 31, 2011 from 3.99% reported for the three months ended December 31, 2010.

Non-interest income increased $889,000 or 6.9% to $13.867 million for the three months ended March 31, 2011 compared with $12.978 million for the same period in 2010. The increase in non-interest income is primarily attributed to the U.S. Bank and First Bank branch acquisitions which occurred on March 29, 2010 and April 30, 2010, respectively, and an increase in debit card and ATM card income.

Non-interest expense increased $1.970 million or 5.0% to $41.695 million for the three months ended March 31, 2011 compared with $39.725 million for the same period in 2010. This is primarily attributable to additional salaries and benefits expense which was impacted by personnel added from the U.S. Bank and First Bank branch acquisitions.

Loans at March 31, 2011 were $3.573 billion, an increase of $224.537 million or 6.7%, compared with $3.348 billion at March 31, 2010.  Loans increased 2.5% (10.1% annualized) or $87.897 million on a linked quarter basis compared with loans of $3.485 billion at December 31, 2010.  As reflected in the table below, linked quarter loans at March 31, 2011 were impacted by the loans acquired in connection with the U.S. Bank and First Bank branch acquisitions.  Excluding the loans acquired in these acquisitions, linked quarter loans increased 8.6% on an annualized basis.

Deposits at March 31, 2011 were $7.816 billion, an increase of $217.405 million or 2.9%, compared with $7.599 billion at March 31, 2010.  Linked quarter deposits increased $361.464 million or 4.9% (19.4% annualized) from $7.455 billion at December 31, 2010.  As reflected in the table below, linked quarter deposits at March 31, 2011 were impacted by the deposits assumed in connection with the U.S. Bank and First Bank branch acquisitions. Excluding the deposits assumed in these acquisitions, linked quarter deposits increased 23.7% on an annualized basis.

Balance Sheet Data (at period end)	Mar 31, 2011	Dec 31, 2010	Mar 31, 2010
(In thousands)	(Unaudited)	(Unaudited)	(Unaudited)

Loans:
Acquired with U.S. Bank branches	$36,819	$28,379	$33,317
Acquired with First Bank branches	60,308	53,982	0
All other	3,475,793	3,402,662	3,315,066
Total Loans	$3,572,920	$3,485,023	$3,348,383

Deposits:
Acquired with U.S. Bank branches	$273,769	$283,478	$374,508
Assumed with First Bank branches	322,044	355,049	0
All other	7,220,571	6,816,393	7,224,471
Total Deposits	$7,816,384	$7,454,920	$7,598,979

Average loans increased 5.2% or $173.682 million to $3.517 billion for the three months ended March 31, 2011 compared with $3.343 billion for the same period of 2010.  Linked quarter average loans increased 2.8% or $94.826 million from $3.422 billion for the three months ended December 31, 2010. Average deposits increased 6.1% or $445.191 million to $7.698 billion for the three months ended March 31, 2011 compared with $7.253 billion for the same period of 2010.  Linked quarter average deposits increased 3.3% or $245.219 million from $7.453 billion for the three months ended December 31, 2010.

At March 31, 2011, construction loans totaled $494.159 million, consisting of approximately $112 million of single family residential construction loans; $51 million of land development loans; $70 million of raw land loans; $86 million of residential lot loans; $51 million of commercial lot loans; and $124 million of commercial construction and other construction loans.  This is a decrease of $8.168 million from construction loans at December 31, 2010.

At March 31, 2011, Prosperity had $9.723 billion in total assets, $7.816 billion in deposits and $3.573 billion in loans. Assets, deposits and loans at March 31, 2011 increased 5.5%, 2.9% and 6.7%, respectively, compared with their level at March 31, 2010.

Asset Quality

Non-performing assets totaled $12.888 million or 0.16% of average earning assets at March 31, 2011 compared with $19.868 million or 0.26% of average earning assets at March 31, 2010 and $15.842 million or 0.20% of average earnings assets at December 31, 2010.  The allowance for credit losses was 1.45% of total loans at March 31, 2011 compared with 1.55% at March 31, 2010 and 1.48% of total loans at December 31, 2010.

Non-performing assets (In thousands)	Mar 31, 2011		Dec 31, 2010		Sept 30, 2010
	Amount	#	Amount	#	Amount	#
Construction	$6,511	37	$8,469	46	$7,740	44
Agriculture and agriculture real estate	17	2	11	1	0	0
1-4 family (including home equity)	3,130	25	3,933	38	4,024	46
Commercial real estate (including multi-family)	2,299	7	2,022	6	7,383	9
Commercial	861	12	1,317	17	1,446	20
Consumer	70	9	90	13	107	15
Total	$12,888	92	$15,842	121	$20,700	134

The provision for credit losses was $1.700 million for the three months ended March 31, 2011 and $4.410 million for the three months ended March 31, 2010.  Net charge offs were $1.524 million for the three months ended March 31, 2011 and $4.381 million for the three months ended March 31, 2010.

Net Charge-offs (In thousands)	Three Months Ended Mar 31, 2011	Three Months Ended Dec 31, 2010	Three Months Ended Mar 31, 2010
1-4 family (including home equity)	$226	$314	$133
Agriculture	(1)	—	(24)
Commercial	216	855	595
Commercial RE (including multi-family)	320	285	546
Construction	697	1,014	2,962
Consumer	66	202	169
Total	$1,524	$2,670	$4,381

Conference Call

Prosperity’s management team will host a conference call on Thursday, April 14, 2011 at 10:30 a.m. Eastern Daylight Time (9:30 a.m. Central Daylight Time) to discuss Prosperity’s first quarter earnings. Individuals and investment professionals may participate in the call by dialing 800-895-0198.  The reference code is PBTX.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybanktx.com.  The webcast may be accessed directly from Prosperity’s Investor Relations page by clicking on the “1st Quarter Results and Webcast” link.

Payoff of Trust Preferred Securities

On March 7, 2011, Prosperity paid off $7.0 million in trust preferred securities that bore a fixed interest rate of 10.60%. A penalty of $382,501 was incurred in connection with the payoff and recorded as interest expense – debentures.

Acquisition of First Bank’s Texas Branches

On April 30, 2010, Prosperity completed the previously announced acquisition of nineteen (19) Texas retail bank branches of First Bank, a Missouri state-chartered bank. Prosperity Bank paid a premium of 5.5% for approximately $500 million in deposits and purchased approximately $100 million in loans and other assets attributable to the branches.

First Bank’s Texas locations were all in the Houston and Dallas metropolitan areas and represented a strategic enhancement to Prosperity’s presence in these markets. After the consolidation of locations near existing Prosperity banking centers, Prosperity operates thirty-one (31) Dallas/Fort Worth area banking centers and sixty (60) Houston area banking centers.

The deposits assumed were primarily core deposits and the $100 million in loans purchased were individually selected by Prosperity from First Bank’s loan portfolio associated with the Texas branches and consisted of performing business and consumer-related Texas-based loans.

Acquisition of U. S. Bank’s Texas Branches

On March 29, 2010, Prosperity completed the previously announced acquisition of the three (3) Texas retail bank branches of U.S. Bank. The transaction continued Prosperity’s strategic growth and expansion of the franchise in Texas.  Prosperity Bank paid a premium for approximately $375 million in deposits, as well as purchased certain loans and other assets attributable to the branches.

The three locations acquired by Prosperity were the Texas locations U.S. Bank acquired from the FDIC on October 30, 2009 when U.S. Bank acquired the nine (9) subsidiary banks of FBOP Corporation.  The Texas banks were Madisonville State Bank in Madisonville, Texas; Citizens National Bank in Teague, Texas; and North Houston Bank in Houston, Texas.

Prosperity Bancshares, Inc.®

Prosperity Bancshares, Inc.®, a $9.7 billion Houston, Texas based regional financial holding company, formed in 1983, operates under a community banking philosophy and seeks to develop broad customer relationships based on service and convenience. Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at http://www.prosperitybanktx.com, Retail Brokerage Services, MasterMoney Debit Cards, and 24 hour voice response banking. Prosperity currently operates one hundred seventy-five (175) full service banking locations; sixty (60) in the Houston area; twenty (20) in the South Texas area including Corpus Christi and Victoria; thirty-one (31) in the Dallas/Fort Worth area; twenty-one (21) in the East Texas area; thirty-three (33) in the Central Texas area including Austin and San Antonio; and ten (10) in the Bryan/College Station area.

Bryan/College Station Area -	Dallas/Fort Worth Area -	Jacksonville	Bay City
		Kerens	Beaumont
Bryan	Dallas -	Longview	Cinco Ranch
Bryan-East	Abrams Centre	Mount Vernon	Cleveland
Bryan-North	Balch Springs	Palestine	East Bernard
Caldwell	Camp Wisdom	Rusk	El Campo
College Station	Cedar Hill	Seven Points	Dayton
Greens Prairie	Central Expressway	Teague	Galveston
Madisonville	East Renner	Tyler	Groves
Navasota	Frisco	Tyler-University	Hempstead
Rock Prairie	Frisco-West	Winnsboro	Hitchcock
Wellborn Road	Independence		Katy
	Kiest		Liberty
Central Texas Area -	McKinney	Houston Area -	Magnolia
	McKinney-Stonebridge		Mont Belvieu
Austin -	Midway	Houston -	Nederland
183	Preston Forest	Aldine	Needville
Allandale	Preston Road	Allen Parkway	Shadow Creek
Cedar Park	Red Oak	Bellaire	Sweeny
Congress	Sachse	Beltway	Tomball
Lakeway	The Colony	Clear Lake	Waller
Liberty Hill	Turtle Creek	Copperfield	West Columbia
Northland	Westmoreland	Cypress	Wharton
Oak Hill		Downtown	Winnie
Parmer Lane		Eastex	Wirt
Research Blvd	Fort Worth -	Fairfield
Westlake	Haltom City	First Colony
	Keller	Gessner	South Texas Area -
	Roanoke	Gladebrook
Other Central Texas	Stockyards	Harrisburg	Corpus Christi -
Locations -		Heights	Airline
Bastrop		Highway 6 West	Carmel
Cuero	Other Dallas/Fort Worth	Hillcroft	Northwest
Dime Box	Locations -	Little York	Saratoga
Dripping Springs	Azle	Medical Center	Water Street
Elgin	Ennis	Memorial Drive
Flatonia	Gainesville	Northside	Other South Texas
Georgetown	Mesquite	Pasadena	Locations -
Gonzales	Muenster	Pecan Grove	Alice
Hallettsville	Sanger	Piney Point	Aransas Pass
Kingsland	Waxahachie	River Oaks	Beeville
La Grange		Royal Oaks	Edna
Lexington		Sugar Land	Goliad
New Braunfels	East Texas Area -	SW Medical Center	Kingsville
Pleasanton	Athens	Tanglewood	Mathis
Round Rock	Athens-South	Uptown	Padre Island
San Antonio	Blooming Grove	Waugh Drive	Palacios
Schulenburg	Canton	West University	Port Lavaca
Seguin	Carthage	Westheimer	Portland
Smithville	Corsicana	Woodcreek	Rockport
Weimar	Crockett		Sinton
Yoakum	Eustace	Other Houston Area	Victoria
Yorktown	Grapeland	Locations -	Victoria-North
	Gun Barrel City	Angleton

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Prosperity, and its subsidiaries.  These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements.  These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks;  continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives.  Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; weather; and the stock price volatility associated with “small-cap” companies.  These and various other factors are discussed in Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2010 and other reports and statements Prosperity has filed with the SEC. Copies of the SEC filings for Prosperity Bancshares’®  may be downloaded from the Internet at no charge from www.prosperitybanktx.com.

Prosperity Bancshares, Inc. ®
Financial Highlights
(Dollars and share amounts in thousands, except per share data)

	Three Months Ended
	Mar 31, 2011	Dec 31, 2010	Sept 30, 2010	June 30, 2010	Mar 31, 2010
Selected Earnings and Per Share Data	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Total interest income	$93,409	$92,436	$96,247	$99,358	$96,496
Total interest expense	12,996	12,927	15,980	18,758	18,724
Net interest income	80,413	79,509	80,267	80,600	77,772
Provision for credit losses	1,700	2,900	3,000	3,275	4,410
Net interest income after provision for credit losses	78,713	76,609	77,267	77,325	73,362

Total non-interest income	13,867	13,905	13,654	13,296	12,978
Total non-interest expense	41,695	41,227	42,593	43,049	39,725
Net income before taxes	50,885	49,287	48,328	47,572	46,615
Federal income taxes	17,007	16,489	16,162	15,826	15,617

Net income	$33,878	$32,798	$32,166	$31,746	$30,998

Basic earnings per share	$0.72	$0.70	$0.69	$0.68	$0.67

Diluted earnings per share	$0.72	$0.70	$0.69	$0.68	$0.66

Period end shares outstanding	46,782	46,684	46,653	46,622	46,575
Weighted average shares outstanding (basic)	46,733	46,671	46,640	46,610	46,553
Weighted average shares outstanding (diluted)	46,942	46,818	46,774	46,854	46,858

Prosperity Bancshares, Inc. ®
Financial Highlights
(Dollars in thousands)

	Three Months Ended
	Mar 31, 2011	Mar 31, 2010	Dec 31, 2010	Dec 31, 2009
Balance Sheet Averages	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Total loans	$3,516,524	$3,342,842	$3,421,698	$3,389,529
Investment securities	4,677,900	4,177,540	4,542,433	4,152,752
Federal funds sold and other temporary investments	13,179	60,536	14,305	13,607
Total earning assets	8,207,603	7,580,918	7,978,436	7,555,888
Allowance for credit losses	(51,697)	(51,750)	(51,551)	(48,894)
Cash and due from banks	137,811	134,541	133,620	131,189
Goodwill	924,412	877,863	923,687	876,979
Core Deposit Intangibles (CDI)	27,711	34,202	29,822	36,543
Other real estate	12,745	12,974	13,121	12,308
Fixed assets, net	159,261	148,865	160,177	149,649
Other assets	143,768	142,611	133,839	105,351
Total assets	$9,561,614	$8,880,224	$9,321,151	$8,819,013

Non-interest bearing deposits	$1,672,590	$1,445,859	$1,661,448	$1,481,514
Interest bearing deposits	6,025,803	5,807,343	5,791,726	5,607,074
Total deposits	7,698,393	7,253,202	7,453,174	7,088,588
Securities sold under repurchase agreements	51,609	71,250	77,759	88,094
Federal funds purchased and other borrowings	191,945	32,080	198,677	141,073
Junior subordinated debentures	91,063	92,265	92,265	92,265
Other liabilities	59,556	63,916	54,429	66,410
Shareholders' equity(A)	1,469,048	1,367,511	1,444,847	1,342,583
Total liabilities and equity	$9,561,614	$8,880,224	$9,321,151	$8,819,013

(A) Includes $13,707, $17,660, $17,516 and $18,216 in after-tax unrealized gains (losses) on available for sale securities for the three month periods ending March 31, 2011, March 31, 2010,  December 31, 2010 and December 31, 2009, respectively.

Prosperity Bancshares, Inc.®
Financial Highlights
(Dollars in thousands)

	Three Months Ended
	Mar 31, 2011	Mar 31, 2010	Dec 31, 2010	Dec 31, 2009
Income Statement Data	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Interest on loans	$52,200	$51,453	$52,722	$53,461
Interest on securities	41,204	45,014	39,708	46,116
Interest on federal funds sold and other temporary investments	5	29	6	8
Total interest income	93,409	96,496	92,436	99,585
Interest expense - deposits	11,512	17,485	11,749	18,062
Interest expense - debentures	1,147	791	803	803
Interest expense - other	337	448	375	631
Total interest expense	12 ,996	18,724	12,927	19,496
Net interest income (B)	80,413	77,772	79,509	80,089
Provision for credit losses	1,700	4,410	2,900	8,500
Net interest income after provision for credit losses	78,713	73,362	76,609	71,589

Non-sufficient funds (NSF) fees	6,107	6,485	6,905	7,872
Debit card and ATM card income	3,452	2,726	3,261	2,639
Service charges on deposit accounts	2,483	2,378	2,614	2,442
Net gain on sale of assets	165	0	2	145
Net loss on sale of ORE	(160)	(294)	(915)	(135)
Brokered mortgage income	45	13	78	36
Other non-interest income	1,775	1,670	1,960	1,712
Total non-interest income	13,867	12,978	13,905	14,711

Salaries and benefits (C)	23,204	21,112	21,421	19,747
CDI amortization	2,034	2,290	2,172	2,441
Net occupancy and equipment	3,648	3,434	3,975	3,794
Depreciation	2,021	2,006	1,999	2,056
Data processing and software amortization	1,672	1,415	1,515	1,386
Regulatory assessments and FDIC insurance	3,001	2,609	2,812	2,473
Other non-interest expense	6,115	6,859	7,333	8,279
Total non-interest expense	41,695	39,725	41,227	40,176
Net income before taxes	50,885	46,615	49,287	46,124
Federal income taxes	17,007	15,617	16,489	15,555
Net income available to common shareholders	$33,878	$30,998	$32,798	$30,569

(B) Net interest income on a tax equivalent basis would be $81,302, $78,465, $80,238 and $80,770, for the three months ended March 31, 2011, March 31, 2010, December 31, 2010 and December 31, 2009, respectively.

(C) Salaries and benefits includes stock-based compensation expense of $708, $791, $825 and $628 for the three months ended March 31, 2011, March 31, 2010, December 31, 2010 and December 31, 2009, respectively.

Prosperity Bancshares, Inc.®
Financial Highlights
(Dollars and share amounts in thousands, except per share data)

	As of and for the Three Months Ended
	Mar 31, 2011	Mar 31, 2010	Dec 31, 2010	Dec 31, 2009
Common Share and Other Data	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Employees - FTE	1,672	1,651	1,708	1,594

Book value per share	$31.65	$29.58	$31.11	$29.03
Tangible book value per share	$11.31	$9.76	$10.70	$9.43

Period end shares outstanding	46,782	46,575	46,684	46,541
Weighted average shares outstanding (basic)	46,733	46,553	46,671	46,524
Weighted average shares outstanding (diluted)	46,942	46,858	46,818	46,800

Non-accrual loans	$2,279	$3,853	$4,439	$6,079
Accruing loans 90 or more days past due	76	2,794	189	2,332
Restructured loans	0	0	0	0
Total non-performing loans	2,355	6,647	4,628	8,411
Repossessed assets	68	230	161	116
Other real estate	10,465	12,991	11,053	7,829
Total non-performing assets	$12,888	$19,868	$15,842	$16,356

Allowance for credit losses at end of period	$51,760	$51,893	$51,584	$51,863

Net charge-offs	$1,524	$4,381	$2,670	$3,949

Basic earnings per share	$0.72	$0.67	$0.70	$0.66

Diluted earnings per share	$0.72	$0.66	$0.70	$0.65

Prosperity Bancshares, Inc.®
Financial Highlights

	Three Months Ended
	Mar 31, 2011	Mar 31, 2010	Dec 31, 2010	Dec 31, 2009
Performance Ratios	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Return on average assets (annualized)	1.42%	1.40%	1.41%	1.39%
Return on average common equity (annualized)	9.22%	9.07%	9.08%	9.11%
Return on average tangible common equity (annualized)	26.22%	27.22%	26.70%	28.50%
Net interest margin (D) (tax equivalent) (annualized)	4.02%	4.20%	3.99%	4.24%

Efficiency ratio(E)	44.30%	43.77%	44.13%	42.44%

Asset Quality Ratios

Non-performing assets to average earning assets	0.16%	0.26%	0.20%	0.22%
Non-performing assets to loans and other real estate	0.36%	0.59%	0.45%	0.48%
Net charge-offs to average loans	0.04%	0.13%	0.08%	0.12%
Allowance for credit losses to total loans	1.45%	1.55%	1.48%	1.54%

Common Stock Market Price

High	$42.92	$42.55	$39.96	$41.18

Low	$38.23	$37.93	$30.37	$33.62

Period end market price	$42.77	$40.99	$39.28	$40.47

(D) Net interest margin for all periods presented is calculated on an actual 365 day basis.

(E) The efficiency ratio is calculated by dividing total non-interest expense (excluding provision for credit losses) by net interest income plus non-interest income (excluding net gains and losses on the sale of assets). Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®
Financial Highlights
(Dollars in thousands)

	Mar 31, 2011		Dec 31, 2010		Sept 30, 2010		June 30, 2010
	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)
Loan Portfolio

Commercial	$460,066	12.88%	$440,480	12.64%	$419,539	12.29%	$440,274	12.85%
Construction	494,159	13.83%	502,327	14.41%	498,400	14.60%	514,793	15.03%
1-4 family residential	882,807	24.71%	824,057	23.65%	789,859	23.14%	758,670	22.15%
Home equity	123,696	3.46%	118,781	3.41%	114,846	3.36%	116,071	3.39%
Commercial real estate	1,385,031	38.76%	1,370,649	39.33%	1,357,046	39.75%	1,349,834	39.42%
Agriculture	144,535	4.05%	140,752	4.04%	143,917	4.22%	148,770	4.34%
Consumer	82,626	2.31%	87,977	2.52%	90,212	2.64%	96,628	2.82%
Total Loans	$3,572,920		$3,485,023		$3,413,819		$3,425,040

Deposit Types

Non-interest bearing DDA	$1,730,427	22.14%	$1,673,190	22.44%	$1,623,078	21.66%	$1,576,727	20.18%
Interest bearing DDA	1,432,766	18.33%	1,412,337	18.95%	1,278,564	17.07%	1,359,041	17.39%
Money Market	2,014,674	25.77%	1,748,344	23.45%	1,799,923	24.03%	1,901,149	24.33%
Savings	454,649	5.82%	423,026	5.67%	402,707	5.38%	385,376	4.93%
Time < $100	1,072,343	13.72%	1,119,336	15.01%	1,224,226	16.34%	1,316,602	16.85%
Time > $100	1,111,525	14.22%	1,078,687	14.48%	1,163,082	15.52%	1,275,034	16.32%
Total Deposits	$7,816,384		$7,454,920		$7,491,580		$7,813,929

Loan to Deposit Ratio	45.7%		46.7%		45.6%		43.8%

Construction Loans

Single family residential construction	$112,175	22.70%	$118,207	23.52%	$127,325	25.55%	$136,127	26.45%
Land development	50,600	10.24%	52,773	10.51%	55,902	11.22%	74,570	14.49%
Raw land	70,074	14.18%	64,524	12.85%	67,108	13.46%	68,112	13.23%
Residential lots	86,359	17.48%	88,648	17.65%	88,611	17.78%	93,764	18.21%
Commercial lots	50,543	10.23%	52,183	10.39%	48,346	9.70%	49,341	9.58%
Commercial construction and other	124,408	25.17%	125,992	25.08%	111,108	22.29%	92,879	18.04%
Total Construction Loans	$494,159		$502,327		$498,400		$514,793

Prosperity Bancshares, Inc.®
Financial Highlights
(Dollars in thousands)

	Mar 31, 2011	Dec 31, 2010	Sept 30, 2010	June 30, 2010	Mar 31, 2010
Balance Sheet Data (at period end)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Total loans	$3,572,920	$3,485,023	$3,413,819	$3,425,040	$3,348,383
Investment securities (F)	4,798,642	4,617,116	4,472,639	4,817,847	4,525,506
Federal funds sold	517	393	553	823	577
Allowance for credit losses	(51,760)	(51,584)	(51,354)	(52,727)	(51,893)
Cash and due from banks	145,521	158,975	140,678	148,395	169,534
Goodwill	924,537	924,258	923,933	921,484	890,123
Core deposit intangibles	26,742	28,776	30,948	33,389	33,094
Other real estate	10,465	11,053	11,233	12,520	12,991
Fixed assets, net	159,050	159,053	159,717	161,267	152,886
Other assets	136,313	143,509	136,336	140,784	137,532
Total assets	$9,722,947	$9,476,572	$9,238,502	$9,608,822	$9,218,733

Demand deposits	$1,730,427	$1,673,190	$1,623,078	$1,576,727	$1,525,079
Interest bearing deposits	6,085,957	5,781,730	5,868,502	6,237,202	6,073,900
Total deposits	7,816,384	7,454,920	7,491,580	7,813,929	7,598,979
Securities sold under repurchase agreements	51,847	60,659	96,416	93,060	68,441
Federal funds purchased and other borrowings	228,092	374,433	71,686	154,935	15,879
Junior subordinated debentures	85,055	92,265	92,265	92,265	92,265
Other liabilities	61,071	41,956	56,985	50,499	65,262
Total liabilities	8,242,449	8,024,233	7,808,932	8,204,688	7,840,826
Shareholders' equity (G)	1,480,498	1,452,339	1,429,570	1,404,134	1,377,907
Total liabilities and equity	$9,722,947	$9,476,572	$9,238,502	$9,608,822	$9,218,733

(F) Includes $21,088, $22,007, $26,869, $28,028 and $27,710 in unrealized gains on available for sale securities for the quarterly periods ending March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively.
(G) Includes $13,707, $14,304, $17,465, $18,218 and $18,011 in after-tax unrealized gains on available for sale securities for the quarterly periods ending March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively.

Prosperity Bancshares, Inc.®
Financial Highlights
(Dollars in thousands)

	Three Months Ended
	Mar 31, 2011	Dec 31, 2010	Sept 30, 2010	June 30, 2010	Mar 31, 2010
Income Statement Data	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Interest on loans	$52,200	$52,722	$52,855	$52,681	$51,453
Interest on securities	41,204	39,708	43,382	46,603	45,014
Interest on federal funds sold and other earning assets	5	6	10	74	29
Total interest income	93,409	92,436	96,247	99,358	96,496
Interest expense - deposits	11,512	11,749	14,702	17,573	17,485
Interest expense - debentures	1,147	803	857	799	791
Interest expense - other	337	375	421	386	448
Total interest expense	12,996	12,927	15,980	18,758	18,724
Net interest income	80,413	79,509	80,267	80,600	77,772
Provision for credit losses	1,700	2,900	3,000	3,275	4,410
Net interest income after provision for credit losses	78,713	76,609	77,267	77,325	73,362

Non-sufficient funds (NSF) fees	6,107	6,905	7,274	6,917	6,485
Debit card and ATM card income	3,452	3,261	3,393	3,201	2,726
Service charges on deposit accounts	2,483	2,614	2,534	2,562	2,378
Net gain on sale of assets	165	2	1	399	0
Net loss on sale of ORE	(160)	(915)	(1,364)	(1,689)	(294)
Brokered mortgage income	45	78	64	50	13
Other non-interest income	1,775	1,960	1,752	1,856	1,670
Total non-interest income	13,867	13,905	13,654	13,296	12,978

Salaries and benefits	23,204	21,421	22,016	22,431	21,112
CDI amortization	2,034	2,172	2,274	2,280	2,290
Net occupancy and equipment	3,648	3,975	4,036	3,708	3,434
Depreciation	2,021	1,999	2,161	2,147	2,006
Data processing and software amortization	1,672	1,515	1,550	1,742	1,415
Regulatory assessments and FDIC insurance	3,001	2,812	2,817	2,801	2,609
Other non-interest expense	6,115	7,333	7,739	7,940	6,859
Total non-interest expense	41,695	41,227	42,593	43,049	39,725
Net income before taxes	50,885	49,287	48,328	47,572	46,615
Federal income taxes	17,007	16,489	16,162	15,826	15,617
Net income available to common shareholders	$33,878	$32,798	$32,166	$31,746	$30,998

Prosperity Bancshares, Inc.®
Financial Highlights

	Three Months Ended
	Mar 31, 2011	Dec 31, 2010	Sept. 30, 2010	June 30, 2010	Mar 31, 2010
Comparative Quarterly	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Asset Quality, Performance & Capital Ratios

Return on average assets (annualized)	1.42%	1.41%	1.36%	1.34%	1.40%
Return on average common equity (annualized)	9.22%	9.08%	9.06%	9.12%	9.07%
Return on average tangible equity (annualized)	26.22%	26.70%	27.62%	28.08%	27.22%
Net interest margin (tax equivalent) (annualized)	4.02%	3.99%	3.97%	4.00%	4.20%

Employees - FTE	1,672	1,708	1,719	1,753	1,651

Efficiency ratio	44.30%	44.13%	45.35%	46.04%	43.77%
Non-performing assets to average earning assets	0.16%	0.20%	0.26%	0.27%	0.26%
Non-performing assets to loans and other real estate	0.36%	0.45%	0.60%	0.64%	0.59%
Net charge-offs to average loans	0.04%	0.08%	0.13%	0.07%	0.13%
Allowance for credit losses to total loans	1.45%	1.48%	1.50%	1.54%	1.55%

Book value per share	$31.65	$31.11	$30.64	$30.12	$29.58

Tangible book value per share	$11.31	$10.70	$10.17	$9.64	$9.76

Tier 1 risk-based capital	14.00%	13.64%	13.23%	12.31%	12.82%

Total risk-based capital	15.21%	14.87%	14.47%	13.56%	14.07%

Tier 1 leverage capital	6.97%	6.87%	6.45%	6.10%	6.61%

Tangible equity to tangible assets	6.03%	5.86%	5.73%	5.19%	5.48%

Equity to assets	15.23%	15.33%	15.47%	14.61%	14.95%

Prosperity Bancshares, Inc.®
Supplemental Financial Data (Unaudited)
(Dollars in thousands)

	Three Months Ended Marc 31, 2011			Three Months Ended March 31, 2010
YIELD ANALYSIS	Average	Interest Earned	Average	Average	Interest Earned	Average
	Balance	/ Interest Paid	Yield/Rate	Balance	/ Interest Paid	Yield/Rate

Interest Earning Assets:
Loans	$3,516,524	$52,200	6.02%	$3,342,842	$51,453	6.24%
Investment securities	4,677,900	41,204	3.52%	4,177,540	45,014	4.31%
Federal funds sold and other earning assets	13,179	5	0.15%	60,536	29	0.19%
Total interest earning assets	8,207,603	$93,409	4.62%	7,580,918	$96,496	5.16%
Allowance for credit losses	(51,697)			(51,750)
Non-interest earning assets	1,405,708			1,351,056
Total assets	$9,561,614			$8,880,224

Interest Bearing Liabilities:
Interest bearing demand deposits	$1,489,160	$2,238	0.61%	$1,384,304	$2,738	0.80%
Savings and money market deposits	2,359,077	3,336	0.57%	2,037,235	4,020	0.80%
Certificates and other time deposits	2,177,566	5,938	1.11%	2,385,804	10,727	1.82%
Securities sold under repurchase agreements	51,609	69	0.54%	71,250	148	0.84%
Federal funds purchased and other borrowings	191,945	268	0.57%	32,080	300	3.79%
Junior subordinated debentures	91,063	1,147	5.11%	92,265	791	3.48%
Total interest bearing liabilities	$6,360,420	$12,996	0.83%	$6,002,938	$18,724	1.26%
Non-interest bearing liabilities:
Non-interest bearing demand deposits	$1,672,590			$1,445,859
Other liabilities	59,556			63,916
Total liabilities	$8,092,566			$7,512,713
Shareholders' equity	$1,469,048			$1,367,511
Total liabilities and shareholders' equity	$9,561,614			$8,880,224

Net Interest Income & Margin		$80,413	3.97%		$77,772	4.16%

Net Interest Income & Margin (tax equivalent)		$81,302	4.02%		$78,465	4.20%

Prosperity Bancshares, Inc.®
Supplemental Financial Data (Unaudited)
(Dollars in thousands)

	Three Months Ended December 31, 2010			Three Months Ended December 31, 2009
YIELD ANALYSIS	Average	Interest Earned	Average	Average	Interest Earned	Average
	Balance	/ Interest Paid	Yield/Rate	Balance	/ Interest Paid	Yield/Rate

Interest Earning Assets:
Loans	$3,421,698	$52,722	6.11%	$3,389,529	$53,461	6.26%
Investment securities	4,542,433	39,708	3.50%	4,152,752	46,116	4.44%
Federal funds sold and other earning assets	14,305	6	0.17%	13,607	8	0.23%
Total interest earning assets	7,978,436	$92,436	4.60%	7,555,888	$99,585	5.23%
Allowance for credit losses	(51,551)			(48,894)
Non-interest earning assets	1,394,266			1,312,019
Total assets	$9,321,151			$8,819,013

Interest Bearing Liabilities:
Interest bearing demand deposits	$1,291,312	$1,772	0.54%	$1,119,119	$2,030	0.72%
Savings and money market deposits	2,229,295	3,189	0.57%	1,988,158	4,150	0.83%
Certificates and other time deposits	2,271,119	6,788	1.19%	2,499,797	11,882	1.89%
Securities sold under repurchase agreements	77,759	110	0.56%	88,094	218	0.98%
Federal funds purchased and other borrowings	198,677	265	0.53%	141,073	413	1.16%
Junior subordinated debentures	92,265	803	3.45%	92,265	803	3.45%
Total interest bearing liabilities	$6,160,427	$12,927	0.83%	$5,928,506	$19,496	1.30%
Non-interest bearing liabilities:
Non-interest bearing demand deposits	$1,661,448			$1,481,514
Other liabilities	54,429			66,410
Total liabilities	$7,876,304			$7,476,430
Shareholders' equity	$1,444,847			$1,342,583
Total liabilities and shareholders' equity	$9,321,151			$8,819,013

Net Interest Income & Margin		$79,509	3.95%		$80,089	4.21%

Net Interest Income & Margin (tax equivalent)		$80,238	3.99%		$80,770	4.24%

Prosperity Bancshares, Inc.®
Notes to Selected Financial Data (Unaudited)
(Dollars in thousands)

Consolidated Financial Highlights

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio for internal planning and forecasting purposes.  Prosperity has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented.  Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and Prosperity believes that its presentation, together with the accompanying reconciliations, provides a better understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook.  These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Prosperity Bancshares, Inc.®
Notes to Selected Financial Data (Unaudited)
(Dollars and share amounts in thousands)

	Three months ended
	Mar 31, 2011	Dec 31, 2010	Sept 30, 2010	June 30, 2010	Mar 31, 2010
Return on average tangible common equity:
Net income	$33,878	$32,798	$32,166	$31,746	$30,998
Average shareholders' equity	1,469,048	1,444,847	1,419,784	1,392,493	1,367,511
Less: Average goodwill and other intangible assets	(952,123)	(953,509)	(953,892)	(940,246)	(912,065)
Average tangible shareholders’ equity	$516,925	$491,338	$465,892	$452,247	$455,446
Return on average tangible common equity (annualized):	26.22%	26.70%	27.62%	28.08%	27.22%

Tangible book value per share:
Shareholders’ equity	$1,480,498	$1,452,339	$1,429,570	$1,404,134	$1,377,907
Less: Goodwill and other intangible assets	(951,279)	(953,034)	(954,881)	(954,873)	(923,217)
Tangible shareholders’ equity	$529,219	$499,305	$474,689	$449,261	$454,690

Period end shares outstanding	46,782	46,684	46,653	46,622	46,575
Tangible book value per share:	$11.31	$10.70	$10.17	$9.64	$9.76

Tangible equity to tangible assets ratio:
Tangible shareholders’ equity	$529,219	$499,305	$474,689	$449,261	$454,690

Total assets	$9,722,947	$9,476,572	$9,238,502	$9,608,822	$9,218,733
Less: Goodwill and other intangible assets	(951,279)	(953,034)	(954,881)	(954,873)	(923,217)
Tangible assets	$8,771,668	$8,523,538	$8,283,621	$8,653,949	$8,295,516

Tangible equity to tangible assets ratio:	6.03%	5.86%	5.73%	5.19%	5.48%